Exhibit 3.55

State of Delaware
Secretary of State
Division of Corporations
Delivered 07:46 AM 11/20/2014
FILED 08:00 AM 11/20/2014
SRV 141434215 - 2086110 FILE

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

OF CERTIFICATE OF INCORPORATION

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: That at a meeting of the Board of Directors of CBS Collegiate Sports Properties Inc. resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered “1st” so that, as amended, said Article shall be and read as follows:

First: The name of this corporation is: Outfront Media Sports Inc.

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 14th day of November, 2014.

By:

Authorized Officer
Title:	Vice President, Assistant Secretary

Name:	Lisa M. Tanzi
Print or Type

State of Delaware
Secretary of State
Division of Corporations
Delivered 01:25 PM 04/19/2006
FILED 01:17 PM 04/19/2006
SRV 060363567 - 2086110 FILE

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

VIACOM OUTDOOR SPORTS MARKETING INC.

It is hereby certified that:

1. The name of the corporation (hereinafter called the “Corporation”) is Viacom Outdoor Sports Marketing Inc.

2. The certificate of incorporation of the Corporation is hereby amended by striking out Article 1. thereof and substituting in lieu of said Article the following new Article:

“1. The name of the Corporation is CBS Collegiate Sports Properties Inc.”

3. The amendment of the certificate of incorporation herein certified has been duly adopted and written consent has been given in accordance with the provisions of Section 228 and 242 of the General Corporation Law of the State of Delaware.

Signed on April 19, 2006

Amy Berlin
Assistant Secretary

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 08/28/2001
010425543 - 2086110

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

OSI Sports Marketing, Inc.

It is hereby certified that:

1. The name of the corporation (hereinafter called the “corporation”) is OSI Sports Marketing, Inc.

2. The certificate of incorporation of the corporation is hereby amended by striking out Article thereof numbered “1.” And by substituting in lieu of said Article 1., the following new Article 1.:

“1. The name of the corporation is: VIACOM OUTDOOR SPORTS MARKETING INC.”

3. The amendment of the certificate of incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

Dated: August 27, 2001

ILENE W. STACK
ASSISTANT SECRETARY

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 07/14/1999
991287974 - 2086110

CERTIFICATE OF MERGER

OF

PREMIER SPORTS MARKETING, LLC

and

PHOENIX PRODUCT GROUP, LLC

WITH AND INTO

PREMIER SPORTS MARKETING, INC.

Pursuant to the provisions of Section 264 of the General Corporation Law of the State of Delaware (“Code”) and Section 29-754 of the Arizona Limited Liability Company Act (“Act”), Premier Sports Marketing, LLC, an Arizona limited liability company (“LLC”), Phoenix Product Group, LLC, an Arizona limited liability corporation, (“Phoenix”) and Premier Sports Marketing, Inc., a Delaware corporation (“Premier”), hereby execute the following Certificate of Merger on behalf of LLC, Phoenix and Premier.

1. The name and state of domicile of each of the constituent entities are Premier Sports Marketing, LLC, an Arizona limited liability company, Phoenix Product Group, LLC, an Arizona limited liability company and Premier Sports Marketing, Inc., a Delaware corporation.

2. In accordance with Section 264(c)(2) of the Code and Section 29-752(B) of the Act, LLC, Phoenix and Premier have approved, adopted, certified, executed and acknowledged an Agreement and Plan of Merger, dated June 30,1999, by and among LLC, Phoenix and Premier (the “Plan”) pursuant to which LLC and Phoenix will merge with and into Premier (the “Merger”).

3. Premier, a Delaware corporation, will be the entity surviving the Merger.

4. The certificate of incorporation of Premier will be the certificate of incorporation of the surviving entity, provided that the First Article of the certificate of incorporation is amended to read as follows:

The name of the company is “OSI Sports Marketing, Inc.”

5. The Merger shall be effective on the date and at the time of filing of both the Certificate of Merger with the State of Delaware and the Articles of Merger with the State of Arizona.

6. The executed Agreement and Plan of Merger is on file at Premier’s principal place of business located at 2400 E. Arizona Biltmore Circle, Bldg. 2, Suite 1270, Phoenix, AZ 85016.

7. A copy of the Agreement and Plan of Merger will be furnished by Premier on request and without cost to any member of any constituent entity.

8. Premier agrees that it may be served with process in Arizona, in an action, suit or proceeding for the enforcement of any obligation of LLC or Phoenix and for the enforcement of any obligation of Premier arising from the Merger.

9. Premier irrevocably appoints the Arizona corporate commission as its agent to accept service of process in any action, suit or proceeding described in Article 8. The commission shall mail a copy of any process to Premier’s principle place of business at 2400 E. Arizona Biltmore Circle, Bldg. 2, Suite 1270, Phoenix, AZ 85016.

[THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

2

IN WITNESS WHEREOF, Premier, Phoenix and LLC have caused this Certificate to be executed in their respective names by the duly authorized managers of LLC and Phoenix and a duly authorized officer of Premier, as of the 30 day of June, 1999.

PREMIER SPORTS MARKETING, INC.

By:

Name:	WILLIAM S. LEVINE
Title:	CHAIRMAN

PREMIER SPORTS MARKETING, LLC, by its manager PREMIER SPORTS MARKETING, INC.

By:

Name:	WILLIAM S. LEVINE
Title:	CHAIRMAN

PHOENIX PRODUCT GROUP, LLC by its manager PREMIER SPORTS MARKETING, LLC, by its manager PREMIER SPORTS MARKETING, INC.

By:

	Name:	WILLIAM S. LEVINE
	Title:	CHAIRMAN

3

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

PRO-SERVE MARKETING, INC.

Pro-Serve Marketing, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Company”), DOES HEREBY CERTIFY THAT:

FIRST:

The Certificate of Incorporation of the Company (the “Certificate”) is amended as follows:

The name of the Company shall be changed to “Premier Sports Marketing, Inc.”

SECOND:

The foregoing amendment to the Certificate has been duly approved by the Board of Directors of the Corporation in accordance with Sections 141 and 242 of the General Corporation Law of the State of Delaware.

THIRD:

The foregoing amendment to the Certificate has been duly consented to and approved by the required vote of the stockholders of the Company in accordance with Sections 228 and 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, this Certificate has been subscribed this 25th day of March, 1991 by the undersigned, thereunto duly authorized.

ATTEST:

Leone G. Pugh	Terry D. Pugh
Secretary	President and Chief Financial Officer

CERTIFICATE OF INCORPORATION OF PRO-SERVE MARKETING, INC.

FIRST: The name of this corporation is Pro-Serve Marketing, Inc.

SECOND: The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH: The corporation is authorized to issue One Thousand (1,000) shares of Common Stock, no par value.

FIFTH: The name and mailing address of the incorporator are as follows:

David A. Rosenthal

Manwell & Wes

425 California Street, Suite 1301

San Francisco, California 94104

I, THE UNDERSIGNED INCORPORATOR, for the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate, and do certify that the facts herein stated are true, and I have accordingly hereunto set my hand this 17th day of March 1986.

David A. Rosenthal
Incorporator

I declare that I am the person who executed the foregoing Certificate of Incorporation and said instrument is my act and deed.

Executed this 17th day of March 1986, at San Francisco, California.

David A. Rosenthal

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 07/14/1999
991287974 - 2086110

CERTIFICATE OF MERGER

OF

PREMIER SPORTS MARKETING, LLC

and

PHOENIX PRODUCT GROUP, LLC

WITH AND INTO

PREMIER SPORTS MARKETING, INC.

Pursuant to the provisions of Section 264 of the General Corporation Law of the State of Delaware (“Code”) and Section 29-754 of the Arizona Limited Liability Company Act (“Act”), Premier Sports Marketing, LLC, an Arizona limited liability company (“LLC”), Phoenix Product Group, LLC, an Arizona limited liability corporation, (“Phoenix”) and Premier Sports Marketing, Inc., a Delaware corporation (“Premier”), hereby execute the following Certificate of Merger on behalf of LLC, Phoenix and Premier:

1. The name and state of domicile of each of the constituent entities are Premier Sports Marketing, LLC, and Arizona limited liability company, Phoenix Product Group, LLC, and Arizona limited liability company and Premier Sports Marketing, Inc., a Delaware corporation.

2. In accordance with Section 264(c)(2) of the Code and Section 29-752(B) of the Act, LLC, Phoenix and Premier have approved, adopted, certified, executed and acknowledged an Agreement and Plan of Merger, dated June 30, 1999, by and among LLC, Phoenix and Premier (the “Plan”) pursuant to which LLC and Phoenix will merge with and into Premier (the “Merger”).

3. Premier, a Delaware corporation, will be the entity surviving the Merger.

4. The certificate of incorporation of Premier will be the certificate of incorporation of the surviving entity, provided that the First Article of the certificate of incorporation is amended to read as follows:

The name of the company is “OSI Sports Marketing, Inc.”

5. The Merger shall be effective on the date and at the time of filing of both the Certificate of Merger with the State of Delaware and the Articles of Merger with the State of Arizona.

6. The executed Agreement and Plan of Merger is on file at Premier’s principal place of business located at 2400 E. Arizona Biltmore Circle, Bldg. 2, Suite 1270, Phoenix, AZ 85016.

7. A copy of the Agreement and Plan of Merger will be furnished by Premier on request and without cost to any member of any constituent entity.

8. Premier agrees that it may be served with process in Arizona in an action, suit or proceeding for the enforcement of any obligation of LLC or Phoenix and for the enforcement of any obligation of Premier arising from the Merger.

9. Premier irrevocably appoints the Arizona corporate commission as its agent to accept service of process in any action, suit or proceeding described in Article 8. The commission shall mail a copy of any process to Premier’s principle place of business at 2400 E. Arizona Biltmore Circle, Bldg. 2, Suite 1270, Phoenix, AZ 85016.

[THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

2

IN WITNESS WHEREOF, Premier, Phoenix and LLC have caused this Certificate to be executed in their respective names by the duly authorized managers of LLC and Phoenix and a duly authorized officer of Premier, as of the 30 day of June, 1999.

PREMIER SPORTS MARKETING, INC.

By:

Name:	WILLIAM S. LEVINE
Title:	CHAIRMAN

PREMIER SPORTS MARKETING, LLC, by its manager PREMIER SPORTS MARKETING, INC.

By:

Name:	WILLIAM S. LEVINE
Title:	CHAIRMAN

PHOENIX PRODUCT GROUP, LLC by its manager PREMIER SPORTS MARKETING, LLC, by its manager PREMIER SPORTS MARKETING, INC.

By:

	Name:	WILLIAM S. LEVINE
	Title:	CHAIRMAN

3

Attorneys	Telephone:	(404) 572-6600
16th Floor	Fax:	(404) 572-6999
191 Peachtree Street	Internet:	www.pgfm.com
Atlanta, GA 30303

This message may contain confidential information under the attorney-client privilege or is otherwise not subject to disclosure. If you are not the intended recipient or the employee or agent responsible for delivering the message to the intended recipient, any use of this information is prohibited. If you have received this communication in error, please notify us immediately.

FACSIMILE TRANSMISSION COVER SHEET		Date:	July 29, 1999

To:	Mr. Bill M. Beverage	Fax #	602-278-2521
Outdoor Systems, Inc. (602-246-9569)

From:	Ms. Laverne K. Calvert, Paralegal	Sender’s Direct Fax # N/A
Sender’s e-mail address: lcalvert@pgfm.com
Sender’s Direct Dial # 404-572-4533
Our File # D05031.0001		Attorney # 3171

Total Pages (Including This Page):	6

Please notify	Laverne K. Calvert	at 404-572-4533	if all pages are not received properly

COMMENTS:

Re:	Merger of Phoenix Product, LLC, and Premier Sports Marketing, LLC, with and into Premier Sports Marketing, Inc. with name change to OSI Sports Marketing, Inc. - Effective Date: July 15, 1999

As requested, attached is evidence of the Delaware filing on July 14, 1999 of the merger/name change, together with a fax from CSC confirming the filing in Arizona on July 15, 1999.

Please note that, pursuant to the terms of the Certificate/Articles of Merger, the effective date of the merger/name change is the date of the latter filing (i.e., filing in Arizona on July 15, 1999).

Call if you have any questions. Thanks. /Laverne

CSC- Tallahassee 1201 Hays Street Tallahassee, FL 32301-2636 800-342-8086 850-521-1010 Fax

Matter# PREMIER	Order# 306363 - 010	Order Date 07/14/1999

Entity Name:	PREMIER SPORTS MARKETING, INC.
Jurisdiction:	Arizona- Corporation Commission Corporate Filings Division
Request for:	Merger
Result:	Filed File Date: 07/15/1999

Thank you for using CSC. If you have any questions concerning these order results, please feel free to contact us.

Harry Davis

hdavis@cscinfo.com

800-342-8086

Ordered by Laverne Calvert, Legal Asst at POWELL GOLDSTEIN FRAZER & MURPHY

CERTIFICATE OF INCORPORATION OF PRO-SERVE MARKETING, INC.

FIRST: The name of this corporation is Pro-Serve Marketing, Inc.

SECOND: The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH: The corporation is authorized to issue One Thousand (1,000) shares of Common Stock, no par value.

FIFTH: The name and mailing address of the incorporator are as follows:

David A. Rosenthal

Manwell & Wes

425 California Street, Suite 1301

San Francisco, California 94104

I, THE UNDERSIGNED INCORPORATOR. for the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate, and do certify that the facts herein stated are true, and I have accordingly hereunto set my hand this 17th day of March 1986.

David A. Rosenthal
Incorporator

I declare that I am the person who executed the foregoing Certificate of Incorporation and said instrument is my act and deed.

Executed this 17th day of March 1986, at San Francisco, California.

David A. Rosenthal

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 04/01/1991
910915122 - 2086110

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

PRO-SERVE MARKETING, INC.

Pro-Serve Marketing, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Company”), DOES HEREBY CERTIFY THAT:

FIRST:

The Certificate of Incorporation of the Company (the “Certificate”) is amended as follows:

The name of the Company shall be changed to “Premier Sports Marketing, Inc.”

SECOND:

The foregoing amendment to the Certificate has been duly approved by the Board of Directors of the Corporation in accordance with Sections 141 and 242 of the General Corporation Law of the State of Delaware.

THIRD:

The foregoing amendment to the Certificate has been duly consented to and approved by the required vote of the stockholders of the Company in accordance with Sections 228 and 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, this Certificate has been subscribed this 25th day of March, 1991 by the undersigned, thereunto duly authorized.

ATTEST:

Leone G. Pugh	Terry D. Pugh
Secretary	President and Chief Financial Officer

25641000013038
This is your Washington Corporation or LLC License.
This is not a Washington Business License.
C/O CORPORATION SERVICE COMPANY 300 DESCHUTES WAY SW STE 304 TUMWATER WA 98501 Detach before posting 000176
State of Washington
Business Licensing Service
Office of the Secretary of State
Corporations Division
LEGAL ENTITY REGISTRATION
Unified Business ID #: 601 974 814
Business ID #: 1
Expires: 08-31-2015
CBS COLLEGIATE SPORTS PROPERTIES INC.
300 DESCHUTES WAY SW STE 304
TUMWATER WA 98501
Foreign Profit Corporation
Renewed by Authority of Secretary of State
By accepting this document the licensee certifies that information provided on the renewal was complete, true, and accurate to the best of his or her knowledge, and that the company will stay in compliance with all applicable Washington State regulations.
Director, Department of Revenue
UBI NO.
601 974 814 1 EXPIRATION
08-31-2015
Please tear off this section and keep it with your records.
CBS COLLEGIATE SPORTS PROPERTIES INC. 300 DESCHUTES WAY SW STE 304 TUMWATER WA 98501
Note: This is not a Washington business license. The expiration date indicates when you will need to renew your corporation, limited liability company or Massachusetts trust in Washington State.
You may renew again at business.wa.gov/BLS after March 1, 2015.
Use the new password: P968 3S76. For security purposes the password changes each year after you renew.
Please read the information printed on the back side of this document. For business license information go to business.wa.gov/BLS or 1-800-451-7985.

This document is not a business license. It is a renewal of your status as a corporation, limited liability company or a Massachusetts trust.

Please contact the Office of the Secretary of State if you have any questions regarding the status of your corporation, limited liability company or Massachusetts trust.

Corporations Division

Office of the Secretary of State

PO Box 40234

Olympia WA 98504-0234

Telephone: (360) 725-0377

Website: www.sos.wa.gov

Changes

The address appearing on this document is the registered agent’s address. To change the agent or agent’s address you can download the Statement of Change of Registered Agent/Office form at the Office of the Secretary of State’s website.

Business licensing

You may be required to apply for business licenses with the Department of Revenue or other state agencies before you can legally operate a business as a corporation, limited liability company, or Massachusetts trust.

In addition, if your business will operate under any names different from the names on this document, you must register them as trade names with the Department of Revenue.

To get licensing information and forms, visit business.wa.gov/BLS. If you have questions about business licensing or registering trade names, please contact:

State of Washington

Business Licensing Service

PO Box 47475

Olympia WA 98507-7475

Telephone: 1-800-451-7985

Fax: (360) 705-6699

For assistance or to request this document in an alternate format, visit http://business.wa.gov/BLS or call 1-800-451-7985.

Teletype (TTY) users may use the Washington Relay Service by calling 711.

BLS-700-108 (01/30/14)